UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 29, 2025

Newmont Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31240

(Commission File Number)

84-1611629

(I.R.S. Employer Identification No.)

6900 E. Layton Avenue, Denver, CO 80237

(Address of principal executive offices) (zip code)

(303) 863-7414

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $1.60 per share	NEM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Promotion

On May 2, 2025, Newmont Corporation, a Delaware Corporation (“Newmont” or the “Company”), announced that Natascha Viljoen has been promoted to the role of President and Chief Operating Officer, effective as of May 1, 2025. Ms. Viljoen continues to report directly to Tom Palmer, Chief Executive Officer, and will lead the Company’s global operations, projects and studies, and health, safety and security and environment teams. This promotion is a recognition of Ms. Viljoen’s strong leadership as Chief Operating Officer since 2023 and is consistent with Newmont’s approach to leadership development. Ms. Viljoen, age 55, joined Newmont’s Executive Leadership Team in October 2023 as Executive Vice President and Chief Operating Officer. Ms. Viljoen has worked in the industry for more than 30 years. Prior to joining Newmont, Ms. Viljoen served as Chief Executive Officer of Anglo American’s platinum business in South Africa since 2020, having previously held a series of operating and technical positions within the organization, including as Group Head of Processing. Prior to joining Anglo American, she spent six years at Lonmin, where she was a member of the Executive Committee as Executive Vice President, Processing, also with responsibility for several wider corporate functions. Natascha is a metallurgic engineer and holds a Bachelor of Engineering from North West University in South Africa and an Executive MBA from the University of Cape Town, South Africa.

In the President and Chief Operating Officer position with the Company, Ms. Viljoen will have a base salary of $1,000,000 and be eligible for an annual short-term incentive (cash bonus with a target of 115% of base salary) in accordance with the Newmont Section 16 Officer Short-Term Incentive Plan at Level 6. Ms. Viljoen is also eligible for long-term equity bonus incentives, including both Performance Stock Units (“PSUs”) at target level of $2.57 million and Restricted Stock Units (“RSUs”) at target level of $1.28 million. The PSU and RSU awards will be delivered according to the terms of the Newmont Section 16 Long-Term Incentive Plan. Ms. Viljoen will continue to be eligible for other executive benefits as described in the Company’s Annual Proxy Statement including the Executive Change of Control Plan and the Newmont Section 16 Officer Severance Plan benefits. In recognition of her promotion and expanded scope, she will also be awarded a one-time RSU grant of $635,000. The related RSU award agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

There is no other arrangement or understanding between Ms. Viljoen and any other persons pursuant to which she will be appointed as the President and Chief Operating Officer of the Company. Ms. Viljoen does not have a family relationship with any member of the Board of Directors or any executive officer of the Company, and Ms. Viljoen has not been a participant or had any interest in any transaction with the Company that is reportable under Item 404(a) of Regulation S-K.

The news release announcing Ms. Viljoen’s appointment has been furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Short-Term Incentive Plan

On April 29, 2025, the Leadership Development and Compensation Committee of the Board of Directors of the Company approved the Newmont Section 16 Officer Short-Term Incentive Plan (the “2025 STIP”), to provide the terms of annual bonus opportunities to be granted to the Company’s Section 16 officers. The purposes of the 2025 STIP are to maintain a competitive level of total cash compensation and to align the interests of the Company’s Section 16 officers with those of the Company’s shareholders and with the strategic objectives of the Company.

The terms of the 2025 STIP are substantially the same as the terms of the 2024 Short-Term Incentive Plan; however, the performance measures on which awards under the Company’s 2020 Stock Incentive Compensation Plan will be granted differ from those in prior year, and include the addition of a Focusing on Our Culture metric. The metrics are found in the Appendix to the 2025 STIP, and include financial metrics and sustainability metrics.

The foregoing description of the 2025 STIP is qualified in its entirety by reference to the form of Newmont Corporation Short-Term Incentive Plan, which is filed as Exhibit 10.2 to the Current Report on Form 8-K filed and incorporated herein by reference.

Director Award Agreement

Additionally, as described in Newmont’s 2025 Proxy Statement, in connection with the election of directors, each non-employee Director receives $180,000 of common stock or director stock units (“DSUs”) each year. The fair market value is determined on the first business day following election by the Board or re-election at the Company’s Annual Meeting, or as soon as administratively possible. The DSUs represent the right to receive shares of common stock and are immediately fully vested and non-forfeitable. Upon retirement from the Board of Directors, the holder of DSUs is entitled to receive one share of common stock for each DSU. The form of 2025 global director restricted unit award agreement under the Company’s 2020 Stock Incentive Compensation Plan pursuant to which DSUs are awarded is included as Exhibit 10.3 hereto and incorporated by reference herein.

Information regarding the election of directors at the 2025 Annual Meeting of Stockholders can be found in Item 5.07 below.

Item 5.07	Submission of Matters to a Vote of Security Holders

On April 30, 2025, Newmont held its 2025 Annual Meeting of Stockholders. The following matters were voted upon at the Annual Meeting: (1) the election of Directors; (2) the approval of the advisory resolution on executive compensation; and (3) ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2025.

All matters voted on at the Annual Meeting were approved. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders (except with respect to the Election of Directors, where abstentions are excluded). The voting results were as follows:

Proposal #1 – Election of Directors

Directors	Votes For	% of votes cast	Withheld Votes	% of votes cast	Abstentions	Broker Non-Votes
Gregory H. Boyce	677,959,158	87.69	95,172,649	12.31	7,066,868	73,812,415
Bruce R. Brook	725,519,693	95.00	38,175,641	5.00	16,503,341	73,812,415
Maura J. Clark	773,298,728	99.55	3,518,645	0.45	3,381,302	73,812,415
Harry M. Conger	772,804,323	99.48	4,030,486	0.52	3,363,866	73,812,415
Emma FitzGerald	773,268,652	99.54	3,556,127	0.46	3,373,896	73,812,415
Sally-Anne Layman	759,785,150	97.82	16,935,650	2.18	3,477,875	73,812,415
José Manuel Madero	772,241,976	99.42	4,533,132	0.58	3,423,567	73,812,415
René Médori	771,342,323	99.30	5,424,779	0.70	3,431,573	73,812,415
Jane Nelson	748,910,599	97.93	15,861,614	2.07	15,426,462	73,812,415
Tom Palmer	771,826,414	99.35	5,013,154	0.65	3,359,107	73,812,415
Julio M. Quintana	754,280,261	97.26	21,216,814	2.74	4,701,600	73,812,415
David T. Seaton	772,613,110	99.47	4,127,355	0.53	3,458,210	73,812,415

Proposal #2 – Approval of the Advisory Resolution on Executive Compensation

		% of Votes Cast on the Proposal
Votes For	680,609,984	87.24
Votes Against	97,233,491	12.46
Abstentions	2,355,200	0.30
Broker Non-Votes	73,812,415

Proposal #3 - Ratification of Independent Registered Public Accounting Firm

		% of Votes Cast at the Annual Meeting
Votes For	835,607,742	97.85
Votes Against	17,322,884	2.02
Abstentions	1,080,464	0.13

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description of Exhibit

10.1	2025 Restricted Stock Unit Agreement for supplemental restricted stock unit award to Natascha Viljoen, dated May 1, 2025, filed herewith.

10.2	2025 Newmont Section 16 Officer Short-Term Incentive Plan, filed herewith.

10.3	2025 Global Director Restricted Stock Unit Award Agreement, filed herewith.

99.1	News Release, dated May 2, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Logan Hennessey
Name:	Logan Hennessey
Title:	Senior Vice President, Deputy General Counsel and Corporate Secretary

Dated: May 2, 2025

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